STOCK PURCHASE AGREEMENT

by and among

HOMELAND SECURITY NETWORK, INC.,
as Seller

MONET ACQUISITIONS LLC,
as Purchaser

and

AFCO RECEIVABLES FUNDING CORPORATION
as the Company

MAY 25, 2007

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) has been made and entered into as of this 25th day of May, 2007, between HOMELAND SECURITY NETWORK. INC., a Nevada corporation having its principal business address at 300 N. Coit Road, Suite 1200, Richardson, Texas 75080 (“Seller”), and MONET ACQUISITIONS, LLC, a Delaware corporation having its principal business address at 2504 Green Oak Drive, Carrollton, Texas  75010 (the “Purchaser”) and AFCO RECEIVABLES FUNDING CORPORATION., a Nevada corporation (the “Company”).

R E C I T A L S:

WHEREAS, the parties wish to effectuate a transaction whereby Purchaser will acquire from the Seller an aggregate of nine hundred (900) shares (the “Transferred Shares”) of the Company’s common stock, par value $0.01 per share (the “Common Stock”) for the consideration set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements and covenants contained herein, the parties hereto agree as follows and do thereby adopt this Agreement.

ARTICLE I.
DEFINITIONS

The terms defined in this Article (except as otherwise expressly provided in this Agreement) for all purposes of this Agreement shall have the respective meanings specified in this Article.

“Affiliate” shall mean any entity controlling or controlled by another person, under common control with another person, or controlled by any entity that controls such person.

“Agreement” shall mean this Agreement, and all the exhibits, schedules and other documents attached to the Agreement, and all amendments and supplements, if any, to this Agreement.

“Closing” shall mean the closing of the Transaction at which the Closing Documents shall be exchanged by the parties, except for those documents or other items specifically required to be exchanged at a later time.

“Closing Date” shall mean no more than ten days from the date of this Agreement plus any extension as provided herein, or such other date as agreed in writing to by the parties on which the Closing occurs.

“Closing Documents” shall mean the papers, instruments and documents required to be executed and delivered at the Closing pursuant to this Agreement.

“Code” shall mean the Internal Revenue of 1986, or any successor law, and regulations issued by the Internal Revenue Service pursuant to the Internal Revenue Code or any successor law.

“Encumbrance” shall mean any charge, claim, encumbrance, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal, or restriction of any kind, including any restriction on use, voting (in the case of any security), transfer, receipt of income, or exercise of any other attribute of ownership.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“GAAP” shall mean United States generally accepted accounting principles applied in a manner consistent with prior periods.

 “Legal Requirement” any federal, state, local, municipal, foreign, international, multinational, or other administrative order, constitution, law, ordinance, principle of common law, regulations, statue, or treaty.

“Material Adverse Effect” means any change (individually or in the aggregate) in the general affairs, management, business, goodwill, results of operations, condition (financial or otherwise), assets, liabilities or prospects (whether or not the result thereof would be covered by insurance) that would be material and adverse to the designated party.

“Ordinary Course of Business” shall mean actions consistent with the past practices of the designated party which are similar in nature and style to actions customarily taken by the designated party and which do not require, and in the past have not received, specific authorization by the Board of Directors of the designated party.

“Proceeding” any action, arbitration, audit, hearing, investigation, litigation, or suit (whether civil, criminal, administrative, investigative, or informal) commenced, brought, conducted, or heard by or before, or otherwise involving, any governmental body or arbitrator.

“Purchase Price” means the purchase price in the amount of TWENTY FIVE THOUSAND DOLLARS and no cents ($25,000.00) payable by the Purchaser to the Seller pursuant to Section 2.1 of this Agreement.

“SEC” shall mean the Securities and Exchange Commission.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Subsidiaries” shall have the meaning ascribed to it in Section 3.1.1 hereof.

“Taxes” shall include federal, state and local income taxes, capital gains tax, value-added taxes, franchise, personal property and real property taxes, levies, assessments, tariffs, duties (including any customs duty), business license or other fees, sales, use and any other taxes relating to the assets of the designated party or the business of the designated party for all periods up to and including the Closing Date, together with any related charge or amount, including interest, fines, penalties and additions to tax, if any, arising out of tax assessments.

“Transaction” shall mean Purchaser’s purchase and Seller’s sale of the Transferred Shares contemplated by this Agreement, as more fully described in Article II hereof.

ARTICLE II.
THE TRANSACTION

2.1

Transaction.

2.1.1

Sale of the Transferred Shares.  Subject to the terms and conditions of the Closing Documents, in consideration for the payment of the Purchase Price, the Seller hereby agrees to sell, transfer and deliver to Purchaser and Purchaser hereby agree to purchase and accept, the Transferred Shares, by Purchaser to the Seller, free and clear of any Encumbrances.

2.1.2

Purchase Price.  Pursuant to that certain promissory note of even date herewith, Seller is currently indebted to the Purchaser for up to NINETY FIVE THOUSAND DOLLARS.  At the Closing, Purchase shall make the appropriate entries on its books and records to reflect its receipt of a payment in the amount of the Purchase Price, from the Seller and applied against the indebtedness in accordance with said promissory notes terms and conditions.

2.2

Securities Law Matters.

2.2.1

Private Offering. The Purchaser understands that the Transferred Shares to be acquired and delivered to him pursuant to terms of this Agreement will not be registered under the Securities Act, but will be transferred in reliance upon exemptions available for resale’s by Affiliates in private transactions.  Each certificate representing the Transferred Shares registered in the name of the Purchaser pursuant to terms of this Agreement shall bear the following legend:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED UNLESS THEY ARE SO REGISTERED OR, IN THE OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY, SUCH TRANSFER IS EXEMPT FROM REGISTRATION.

ARTICLE III.
REPRESENTATIONS AND WARRANTIES

3.1

Seller’s Representations and Warranties as to the Seller.  The Seller hereby represents and warrants to Purchaser that:

3.1.1

Organization; Foreign Qualification.  Seller is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has all requisite corporate power, authority, franchises, and licenses to own its property and conduct the business in which it is engaged.  Seller has the full power, authority and authority (corporate or otherwise) to execute, deliver and perform their respective obligations under this Agreement and the Closing Agreements to which it is a party.  A complete set of the Seller’s corporate records as currently in effect, including its Certificate of Incorporation and Bylaws have been delivered or made available to Purchaser.  The Selleris duly qualified and in good standing as a foreign corporation in every jurisdiction in which either the ownership or use of the properties owned or used by it, requires such qualification.

3.1.2

Authority Relative to the Closing Documents; Enforceability.  This Agreement constitutes the legal, valid, and binding obligation of Seller, enforceable against Seller in accordance with its terms.  Upon the execution and delivery by Seller of this Agreement and the Closing Documents, this Agreement and the Closing Documents will constitute the legal, valid, and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.  Seller has the absolute and unrestricted right, power, authority, and capacity to execute and deliver this Agreement and the Closing Documents and to perform its obligations under this Agreement and the Closing Documents.

3.1.3

Compliance with Other Instruments; Consents.  Neither the execution of any Closing Document nor the consummation of the Transaction will trigger any affirmative obligation (including notice) conflict with, violate or result in a breach or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default), or result in a termination of, or accelerate the performance required by, or result in the creation of any Encumbrance upon any assets of the Seller under any provision of the Articles of Incorporation, Bylaws, indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, decree, statute, ordinance, regulation or any other restriction of any kind or character to which the Seller is bound.

3.1.4

Financial Statements. The consolidated financial statements and notes thereto (the “Financial Statements”), are true and complete in all material respects, and have been prepared in accordance with GAAP for the period covered by such statements, and fairly present, in accordance with GAAP, the properties, assets and financial condition of the Seller, Company, and the Subsidiaries (the “Consolidated Group”) and results of their operations as of the dates and for the periods covered thereby. There has been no material adverse change in the business operations, assets, properties, prospects or condition (financial or otherwise) of the Consolidated Group, taken as a whole, from that reflected in the Financial Statements.  As of the date hereof and as of the Closing Date, the Consolidated Group does not have any debts, liabilities or obligations of any nature, whether accrued, absolute, unmatured, contingent, or otherwise, whether due or to become due, that are not fully reflected in the Financial Statements.

3.1.5

Full Disclosure.  None of the representations and warranties made by the Seller herein, or in any Closing Document furnished or to be furnished by them hereunder contain or will contain as of the Closing Date any untrue statement of material fact, or omits any material fact, the omission of which would be misleading.

3.1.6

Due Diligence.  Seller has fully and accurately responded to all of Purchaser’s questions.  Seller has made no material misrepresentation

3.2

Seller’s Representations and Warranties as to the Company.  The Seller hereby represents and warrants to Purchaser that:

3.2.1

Subsidiaries.  The Company owns 100% of the following subsidiaries: 1) AUTOCORP FINANCIAL SERVICES CORPORATION, a Texas corporation (“ACFS”) and 2) AMERICAN FINANCE COMPANY, INC., a Nevada corporation (“AFCO,” collectively with ACFS, the “Subsidiaries”)

3.2.2

Organization of the Company; Foreign Qualification.  The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Nevada and has all requisite corporate power, authority, franchises, and licenses to own its property and conduct the business in which it is engaged.  Each of the Company and the Seller have the full power, authority and authority (corporate or otherwise) to execute, deliver and perform their respective obligations under this Agreement and the Closing Agreements to which it is a party.  A complete set of the Company’s corporate records as currently in effect, including its Certificate of Incorporation, Bylaws, minutes, transfer records, have been delivered or made available to Purchaser.  The Company is duly qualified and in good standing as a foreign corporation in every jurisdiction in which either the ownership or use of the properties owned or used by it, requires such qualification.

3.2.3

Capitalization; Ownership of Transferred Shares.

(a)

The Company’s authorized equity securities consist of one thousand (1,000) shares of common stock, par value $0.01 per share, of which one thousand (1,000) shares are issued and outstanding.  HSNi is the sole beneficial owner of the Company’s issued and outstanding shares.

3.2.3.2

The Company is authorized to do business in the state of Texas

3.2.3.3

The authorized equity securities of the Company consist of one thousand (1,000) shares of common stock, par value $0.01 per share, of which one thousand (1,000) shares are issued and outstanding.  All of the outstanding equity securities of the Company have been duly authorized and validly issued, fully paid, are non-assessable, and were issued in compliance with any preemptive or similar rights and in compliance with applicable federal and state securities laws.  All shares held by the Seller were issued in compliance with the exemption set forth in Section 4(2) of the Securities Act, and all other outstanding shares were issued in compliance with either this exemption or the exemption set forth in Regulation S (“Reg S”) promulgated under the Securities Act.

3.2.3.4

There are no subscriptions, options, rights, warrants, convertible securities or other agreements or commitments to issue, or contracts or any other agreements regarding the issuance, sale or transfer of any equity securities or other securities of the Company.  No persons who are now holders of Company Stock, and no persons who previously were holders of Company Stock, are or ever were entitled to preemptive rights other than persons who exercised or waived those rights.

3.2.3.5

There is no vote, plan, pending proposal or right of any person to cause any redemption of any equity securities or other securities of the Company. There is no obligation, contract or other arrangement to register (or maintain the registration of) any of the Company’s securities under federal or state securities laws.

3.2.3.6

There is no agreement, voting trust, proxy or other agreement or understanding of any character, whether written or oral, with any stockholders of the Company with respect to or concerning the purchase, sale or transfer or voting of the equity securities of the Company or any other security of the Company.

3.2.3.7

There are no legal obligations, absolute or contingent, to any other person or entity to sell the assets, or any equity security or any other security of the Company or any of its subsidiaries or affect any merger, consolidation or other reorganization of the Company or any of its subsidiaries or to enter into any agreement with respect thereto, except pursuant to this Agreement.

3.2.3.8

The Seller is the sole beneficial and record holder of the Transferred Shares.  The Seller holds the Transferred Shares free and clear of any Encumbrance of any kind whatsoever.

3.2.4

Real Estate.  The Company does not own any real estate or any interest in any real estate.

3.2.5

Schedule of material assets and property.  Schedule 3.2.5 reflects all of the Company’s material assets and property.

3.2.6

Title to Assets.  The Company has good and marketable title in and to all of the assets and properties reflected in the most recent Financial Statements, and all assets and properties purchased or acquired by the Company since the date of the Financial Statements, less all assets and properties that the Company has disposed of in the Ordinary Course of Business, are free and clear of any Encumbrance.

3.2.7

Material Contracts.  The Company is not a party to or bound by any agreement or contract.

3.2.8

Labor Matters. There are no employment or consulting contracts with, or covenants against competition by, any present or former employees of the Company. The Company has no employees other than its officers.

3.2.9

Compliance with Other Instruments; Consents.  Neither the execution of any Closing Document nor the consummation of the Transaction will trigger any affirmative obligation (including notice) conflict with, violate or result in a breach or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default), or result in a termination of, or accelerate the performance required by, or result in the creation of any Encumbrance upon any assets of the Company under any provision of the Articles of Incorporation, Bylaws, indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, decree, statute, ordinance, regulation or any other restriction of any kind or character to which the Company is bound.

3.2.10

Litigation.  There are no legal, administrative, arbitration actions, audits, hearings, investigations, suits or other proceedings or claims involving the Company, nor is the Company subject to any existing judgment which might affect the financial condition, business, property or prospects of the Company; nor has the Company received any inquiry from an agency of the federal or of any state or local government about the Transaction, or about any violation or possible violation of any law, regulation or ordinance affecting its business or assets.

3.2.11

Taxes.  The Company either: (a) has timely filed with the appropriate taxing authority all Tax and information returns required to have been filed by the Company or (b) has timely filed for any required extensions with regard to such returns.  All Taxes of the Company have been paid (or provision for the full payment thereof) to the extent such payments are required prior to the date hereof or accrued on the books of the Company. The returns were correct when filed.  There are no pending investigations of the Company concerning any Tax returns by any federal, state or local Taxing authority, and there are no federal, state, local or foreign Tax liens upon any of the Company’s assets.

3.2.12

Compliance with Law and Government Regulations.  The Company is in compliance with, and is not in violation of, applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable environmental, building, zoning or other law, ordinance or regulation) affecting the Company or its properties or the operation of its business. The Company is not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

3.2.13

Insurance Policies.  Schedule 3.2.13 sets forth a list of all insurance policies, fidelity bonds, surety bonds and fiduciary policies (the “Insurance Policies”), as well as all self-insurance programs, covering the operations, employees, officers and directors of the Company and true and complete copies of all such Insurance Policies have been delivered to Purchaser.  There is no claim by the Company pending under any of such Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such Insurance Policies or requirements by an insurer to perform work which has not been satisfied.  No premiums payable under such Insurance Policies are overdue and the Company is in compliance in all respects with the terms and conditions of all such Insurance Policies.  All Insurance Policies are in full force and effect.

3.2.14

Trade Names and Rights.  The Company does not use any trademark, service mark, trade name, or copyright in its business, nor does it own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications. No person owns any trademark, trademark registration or application, service mark, trade name, copyright or copyright registration or application, the use of which is necessary or contemplated in connection with the operation of the Company’s business.

3.2.15

Transaction with Affiliates. Neither the Seller, nor any Affiliate of the Seller or of the Company has any interest in any property (whether real, personal, or mixed and whether tangible or intangible) used in or pertaining to the Company’s business.  Neither the Seller, nor any Affiliate of the Seller or of the Company is, or has owned (of record or as a beneficial owner) an equity interest or other financial or profit interest in, a person or entity that has (i) had business dealings or a material financial interest in any transaction with the Company, or (ii) engaged in competition with the Company with respect to the business of the Company.  Neither the Seller nor any Affiliate of the Seller is a party to any contract or other agreement with, or has any claim or right against, the Company.

3.2.16

Investment Company Act.  The Company is not, and upon completion of the Transaction will not be, subject to registration as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations there under.

3.2.17

Full Disclosure.  None of the representations and warranties made by the Seller herein, or in any Closing Document furnished or to be furnished by them hereunder contain or will contain as of the Closing Date any untrue statement of material fact, or omits any material fact, the omission of which would be misleading.

3.2.18

Due Diligence.  Seller responded to Purchaser’s questions with due diligence made available to Purchaser.  Seller has made no material misrepresentation

3.2.19

Exchange Act Filings.  The Company is not delinquent in filing any Company SEC documents.  The Company does not have a class of stock registered under Section 12 of the Exchange Act and the Company is not obligated to file periodic reports under Section 13 or 15(d) of the Exchange Act.

3.3

 Seller’s Representations and Warranties as to the Subsidiaries.  The Seller hereby represents and warrants to Purchaser that:

3.3.1

Organization; Foreign Qualification.  The Subsidiaries are corporations duly organized, validly existing, and in good standing under the laws of the State of Nevada and the State of Texas and has all requisite corporate power, authority, franchises, and licenses to own its property and conduct the business in which it is engaged.  Each of the Subsidiaries and the Company have the full power, authority and authority (corporate or otherwise) to execute, deliver and perform their respective obligations under this Agreement and the Closing Agreements to which it is a party.  A complete set of the Subsidiaries’ corporate records as currently in effect, including its Certificate of Incorporation, Bylaws, minutes, transfer records, have been delivered or made available to Purchaser.  The Subsidiaries are duly qualified and in good standing as a foreign corporation in every jurisdiction in which either the ownership or use of the properties owned or used by it, requires such qualification.

3.3.2

Capitalization; Ownership of Transferred Shares.

3.3.2.1

Authorized, Issued and Outstanding Shares

(a)

ACFS’ authorized equity securities consist of one thousand (1,000) shares of common stock, par value $0.01 per share, of which one thousand (1,000) shares are issued and outstanding.

(b)

AFCO’s authorized equity securities consist of one hundred million (100,000,000) shares of common stock, par value $0.01 per share, of which fifty million (50,000,000) shares are issued and outstanding.

(c)

All of the Subsidiaries’ issued and outstanding equity securities have been duly authorized and validly issued, fully paid, are non-assessable, and were issued in compliance with any preemptive or similar rights and in compliance with applicable federal and state securities laws.  All shares held by the Seller were issued in compliance with the exemption set forth in Section 4(2) of the Securities Act, and all other outstanding shares were issued in compliance with either this exemption or the exemption set forth in Regulation S (“Reg S”) promulgated under the Securities Act.

3.3.2.2

There are no subscriptions, options, rights, warrants, convertible securities or other agreements or commitments to issue, or contracts or any other agreements regarding the issuance, sale or transfer of any equity securities or other securities of the Subsidiaries.  No persons who are now holders of Subsidiaries’ stock, and no persons who previously were holders of Subsidiaries’ stock, are or ever were entitled to preemptive rights other than persons who exercised or waived those rights.

3.3.2.3

There is no vote, plan, pending proposal or right of any person to cause any redemption of any equity securities or other securities of the Subsidiaries. There is no obligation, contract or other arrangement to register (or maintain the registration of) any of the Subsidiaries’ securities under federal or state securities laws.

3.3.2.4

There is no agreement, voting trust, proxy or other agreement or understanding of any character, whether written or oral, with any stockholders of the Subsidiaries with respect to or concerning the purchase, sale or transfer or voting of the equity securities of the Subsidiaries or any other security of the Subsidiaries.

3.3.2.5

There are no legal obligations, absolute or contingent, to any other person or entity to sell the assets, or any equity security or any other security of the Subsidiaries or any of its subsidiaries or affect any merger, consolidation or other reorganization of the Subsidiaries or any of its subsidiaries or to enter into any agreement with respect thereto, except pursuant to this Agreement.

3.3.3

Subsidiaries.  The Subsidiaries do not have any subsidiaries (whether held directly or indirectly) or any equity investment in any corporation, partnership, joint venture or other business.

3.3.4

Real Estate.  The Subsidiaries does not own any real estate or any interest in any real estate.

3.3.5

Material assets and property.  The Subsidiaries own no material assets or property.

3.3.6

Title to Assets.  The Subsidiaries have good and marketable title in and to all of the assets and properties reflected in the most recent Financial Statements, and all assets and properties purchased or acquired by the Subsidiaries since the date of the Financial Statements, less all assets and properties that the Subsidiaries has disposed of in the Ordinary Course of Business, are free and clear of any Encumbrance.

3.3.7

Material Contracts.  The Subsidiaries are not a party to or bound by any agreement or contract.

3.3.8

Labor Matters. There are no employment or consulting contracts with, or covenants against competition by, any present or former employees of the Subsidiaries. The Subsidiaries have no employees other than its officers.

3.3.9

Compliance with Other Instruments; Consents.  Neither the execution of any Closing Document nor the consummation of the Transaction will trigger any affirmative obligation (including notice) conflict with, violate or result in a breach or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default), or result in a termination of, or accelerate the performance required by, or result in the creation of any Encumbrance upon any assets of the Subsidiaries under any provision of the Articles of Incorporation, Bylaws, indenture, mortgage, lien, lease, agreement, contract, instrument, order, judgment, decree, statute, ordinance, regulation or any other restriction of any kind or character to which the Subsidiaries is bound.

3.3.10

Litigation.  There are no legal, administrative, arbitration actions, audits, hearings, investigations, suits or other proceedings or claims involving the Subsidiaries, nor are the Subsidiaries subject to any existing judgment which might affect the financial condition, business, property or prospects of the Subsidiaries; nor has the Subsidiaries received any inquiry from an agency of the federal or of any state or local government about the Transaction, or about any violation or possible violation of any law, regulation or ordinance affecting its business or assets.

3.3.11

Taxes.  Each Subsidiary either: (a) has timely filed with the appropriate taxing authority all Tax and information returns required to have been filed by the Subsidiaries or (b) has timely filed for any required extensions with regard to such returns.  All Taxes of the Subsidiaries have been paid (or provision for the full payment thereof) to the extent such payments are required prior to the date hereof or accrued on the books of the Subsidiaries. The returns were correct when filed.  There are no pending investigations of the Subsidiaries concerning any Tax returns by any federal, state or local Taxing authority, and there are no federal, state, local or foreign Tax liens upon any of the Subsidiaries’ assets.

3.3.12

Compliance with Law and Government Regulations.  The Subsidiaries are in compliance with, and is not in violation of, applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable environmental, building, zoning or other law, ordinance or regulation) affecting the Subsidiaries or its properties or the operation of its business. The Subsidiaries are not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

3.3.13

Insurance Policies.  Schedule 3.3.13 sets forth a list of all insurance policies, fidelity bonds, surety bonds and fiduciary policies (the “Insurance Policies”), as well as all self-insurance programs, covering the operations, employees, officers and directors of the Subsidiaries and true and complete copies of all such Insurance Policies have been delivered to Purchaser.  There is no claim by the Subsidiaries pending under any of such Insurance Policies as to which coverage has been questioned, denied or disputed by the underwriters of such Insurance Policies or requirements by an insurer to perform work which has not been satisfied.  No premiums payable under such Insurance Policies are overdue and the Subsidiaries is in compliance in all respects with the terms and conditions of all such Insurance Policies.  All Insurance Policies are in full force and effect.  Schedule 3.3.13 reflects all of the Subsidiaries Insurance Policies made available.

3.3.14

Trade Names and Rights.  The Subsidiaries do not use any trademark, service mark, trade name, or copyright in its business, nor does it own any trademarks, trademark registrations or applications, trade names, service marks, copyrights, copyright registrations or applications. No person owns any trademark, trademark registration or application, service mark, trade name, copyright or copyright registration or application, the use of which is necessary or contemplated in connection with the operation of the Subsidiaries’ business.

3.3.15

Transaction with Affiliates. Neither the Seller, nor any Affiliate of the Seller or of the Subsidiaries have any interest in any property (whether real, personal, or mixed and whether tangible or intangible) used in or pertaining to the Subsidiaries’ business.  Neither the Seller, nor any Affiliate of the Seller or of the Subsidiaries are, or have owned (of record or as a beneficial owner) an equity interest or other financial or profit interest in, a person or entity that has (i) had business dealings or a material financial interest in any transaction with the Subsidiaries, or (ii) engaged in competition with the Subsidiaries with respect to the business of the Subsidiaries.  Neither the Seller nor any Affiliate of the Seller is a party to any contract or other agreement with, or has any claim or right against, the Subsidiaries.

3.3.16

Investment Company Act.  The Subsidiaries are not, and upon completion of the Transaction will not be, subject to registration as an investment company under the Investment Company Act of 1940, as amended, and the rules and regulations there under.

3.3.17

Exchange Act Filings.  The Subsidiaries are not delinquent in filing any Company SEC documents.  The Subsidiaries do not have a class of stock registered under Section 12 of the Exchange Act and the Subsidiaries are not obligated to file periodic reports under Section 13 or 15(d) of the Exchange Act.

3.4

Representations and Warranties of the Purchaser.  The Purchaser hereby represents and warrants to Seller that:

3.4.1

Investment Intent. The Purchaser is acquiring the Shares for investment solely for his own account and not with a present view to any distribution, transfer or resale to others, including any “distribution” within the meaning of Securities Act of 1933, as amended, (the “Securities Act”). The Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act, the availability of which depends on, among other things, the bona fide nature of the investment intent and the accuracy of my representations made herein.

3.4.2

Financial Ability. The Purchaser is financially able to bear the economic risks of an investment in the Company and has no need for liquidity in this investment. The Purchaser is financially able to suffer a complete loss of this investment.

3.4.3

Experience. The Purchaser has such knowledge and experience in financial and business matters in general and with respect to investments of a nature similar to that evidenced by the Shares so as to be capable, by reason of such knowledge and experience, of evaluating the merits and risks of, and making an informed business decision with regard to, and protecting his own interests in connection with, the acquisition of the Shares.

3.4.4

Limited Public Market.  The Purchaser understands that a limited public market now exists for any of the securities of the Corporation and that the Corporation has made no assurances that a more active public market will ever exist for the Corporation’s securities.

3.4.5

Restricted Legend. The Purchaser acknowledges that certificates representing the Shares will bear a legend substantially as follows:

THE SHARES OF STOCK REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED UNLESS THEY ARE SO REGISTERED OR, IN THE OPINION OF COUNSEL ACCEPTABLE TO THE CORPORATION, SUCH TRANSFER IS EXEMPT FROM REGISTRATION.

3.4.6

Reliance for Exemptions. The Purchaser understands that the Shares are being transferred to him pursuant to exemptions from the registration requirements of federal and applicable state securities laws and acknowledges that he is relying upon the investment and other representations made herein as the basis for such exemptions.

3.4.7

Accuracy of Purchaser Representations. The Purchaser represents that the information and representations contained herein are true, correct and complete.

ARTICLE IV.
ADDITIONAL COVENANTS AND AGREEMENTS OF THE PARTIES

4.1

Brokers or Finders.  Each party agrees to hold the others harmless and to indemnify them against the claims of any persons or entities claiming to be entitled to any brokerage commission, finder’s fee, advisory fee or like payment from such other party based upon actions of the indemnifying party in connection with the Transaction.

4.2

Dividend.  To the extent allowed by law and to the extent such dividend would not affect the adequate capitalization of the Company, the Purchaser and Seller agree that the Seller shall declare and distribute a dividend in regards to its remaining interest in the Company’s Common Stock within three (3) months of the Closing Date.

ARTICLE V.
CLOSING DELIVERIES

5.1

The Closing.  The Closing shall take place on or before the Closing Date (unless such date is extended by the mutual agreement of the parties) at such location as agreed to by the parties.  Notwithstanding the location of the Closing, each party agrees that the Closing may be completed by the exchange of undertakings between the respective legal counsel for the Seller and Purchaser, provided such undertakings are satisfactory to each party’s respective legal counsel.  Notwithstanding any other provision of this Agreement to the contrary, Purchaser shall have the option to extend the Closing Date for one fifteen (15) day period, upon payment to the Seller of $1.00 (non-refundable).

5.2

Deliveries by the Seller.  The Seller hereby agrees to deliver, or cause to be delivered, to Purchaser the following items on Closing:

5.2.1

Certified Resolutions.  Copies of the resolutions of the Company’s Board of Directors, certified by an officer of the Company: (a) duly electing the persons set forth on Schedule 5.2.1 to serve as directors of the Company effective on the closing date of this agreement (the “Closing Date”); and (b) approving the terms of this Agreement for purposes of Nev. Rev. Stat. Sec. 78.438(1) and 78.378 - 78.3793.

5.2.2

Charter Documents.  Copies of: (a) the Certificate of Incorporation of the Company, certified by the Secretary of State of Nevada; and (b) good standing certificates and certificates of existence from the Secretary of State of Nevada, evidencing that the Company is in existence and in good standing under the laws of the State of Nevada.

5.2.3

Legal Opinion.  The opinion from Seller’s Counsel, in form and substance reasonably acceptable to Purchaser, opining as to the Seller’s and the Company’s due organization, its authority to execute and perform its obligations under this Agreement and such other matters as Purchase shall reasonably request.

5.2.4

Resignations.  A copy of the resignations of the existing director and officer of the Company, to be effective as of the Resignation Date.

5.2.5

Stock Certificates. A stock certificate or certificates representing the Transferred Shares, together with such stock powers, legal opinions and all other documentation required by the Company's transfer agent to reissue such shares in the name of Purchaser.

5.2.6

Transfer Agent Direction. A direction of the Company to the Company’s transfer agent to register the Transferred Shares in the name of the Purchaser with the legend set forth in paragraph 2.2.1 of this Agreement or such legend as is otherwise required by law.

5.2.7

Officer’s Certificate.

5.2.7.1

Seller’s Certificate. A certificate, executed by Seller’s President, certifying: (a) that Seller’s representations and warranties contained in this Agreement are true and correct in all material respects on and as of the Closing Date; and (b) to the incumbency of Seller’s officers and directors.

5.2.7.2

Company’s Certificate. A certificate, executed by the Company’s President, certifying: (a) that the Company’s representations and warranties contained in this Agreement are true and correct in all material respects on and as of the Closing Date; and (b) to the incumbency of the Company’s officers and directors.

5.2.7.3

 Subsidiaries’ Certificate. A certificate from each Subsidiary, executed by their respective President, certifying to the incumbency of its officers and directors.

5.2.7  Delivery of Corporate Minute Books.  A copy of the minute books of the Company.

5.3

Deliveries by Purchaser.  Purchaser hereby agrees to deliver to the Seller, at Closing, the Purchase Price, payable in accordance with Article II hereof.

ARTICLE VI.
CONDITIONS PRECEDENT TO PURCHASER’ OBLIGATION TO CLOSE

The Purchaser’s obligation to purchase the Transferred Shares and to take the other actions required to be taken by Purchaser at the Closing is subject to the satisfaction, at or prior to Closing, of each of the following conditions (any of which may be waived by Purchaser, in whole or in part):

6.1

Performance of Covenants.  The Seller shall have performed all covenants and agreements required to be completed prior to or on closing, including completion of the deliveries required by Section 5.2 of this Agreement.

6.2

Accuracy of Representations.  All of Seller’s representations and warranties in this Agreement (considered collectively), and each of Seller’s representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

ARTICLE VII.
CONDITIONS PRECEDENT TO SELLER’S OBLIGATION TO CLOSE

The Seller’s obligation to sell the Transferred Shares and to take the other actions required to be taken by the Seller at the Closing is subject to the satisfaction, at or prior to Closing, of each of the following conditions (any of which may be waived by the Seller, in whole or in part):

7.1

Performance of Covenants.  The Purchaser shall have performed all covenants and agreements required to be completed prior to or on closing, including completion of the deliveries required by Section 5.3 of this Agreement.

7.2

Accuracy of Representations.  All of Purchaser’s representations and warranties in this Agreement (considered collectively), and each of Purchaser’s representations and warranties (considered individually), must have been accurate in all material respects as of the date of this Agreement, and must be accurate in all material respects as of the Closing Date as if made on the Closing Date.

ARTICLE VIII.
SURVIVAL OF REPRESENTATIONS

8.1

Survival.  All representations, warranties, covenants, and obligations in this Agreement, the Closing Documents, the certificates delivered pursuant to Section , and any other certificate or document delivered by Seller pursuant to this Agreement will survive the Closing of the Transaction.  The right to indemnification, payment of Damages (as defined below) or other remedy based on such representations, warranties, covenants, and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant, or obligation.  The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification, payment of Damages, or other remedy based on such representations, warranties, covenants, and obligations.  Each party acknowledges and agrees that except as expressly set forth in this Agreement or any Closing Documents, no party has made (and no party is relying on) any representations or warranties of any nature, express or implied, regarding any or relating to any of the transactions contemplated by this Agreement.

8.2

Seller Indemnity.  Seller will indemnify and hold harmless the Purchaser, the Company, and their respective representatives, officers, directors, stockholders, controlling persons and Affiliates (collectively, the “Purchaser Indemnified Persons”) for, and will pay to the Indemnified Persons the amount of, any loss, liability, claim or damage (including incidental and consequential damages), expenses (including costs of investigation and defense and reasonable attorney’s fees) or diminution of value, whether or not involving a third-party claim (collectively, “Damages”), arising, directly or indirectly, from or in connection with:

8.2.1

Any breach of any representation or warranty made by the Seller in this Agreement or the Closing Documents, or any other certificate or document delivered by Seller pursuant to this Agreement;

8.2.2

Any liability of the Company or a Subsidiary, arising out of events occurring or accruing prior to the Closing Date;

8.2.3

Any breach by Seller of any covenant or obligation of the Seller in this Agreement.

8.3

Procedure for Indemnification – Third Party Claims.

8.3.1

Promptly after receipt by an indemnified party under [Section 8.2 or 8.3] of notice of the commencement of any Proceeding against it, such indemnified party will, if a claim is to be made against an indemnifying party under such Section, give notice to the indemnifying party of the commencement of such claim, but the failure to notify the indemnifying party will not relieve the indemnifying party of any liability that it may have to an indemnified party, except to the extent that the indemnifying party demonstrates that the defense of such action is prejudiced by the indemnifying party’s failure to give such notice.

8.3.2

If any Proceeding referred to in [Section 8.4.1] is brought against an indemnified party and it gives notice to the indemnifying party of the commencement of such Proceeding, the indemnifying party will, unless the claim involves taxes, be entitled to participate in such Proceeding and, to the extent that it wishes (unless (i) the indemnifying party is also a party to such Proceeding and the indemnified party determines in good faith that joint representation would be inappropriate, or (ii) the indemnifying party fails to provide the reasonable assurance to the indemnified party of its financial capacity to defend such Proceeding), to assume the defense of such Proceeding with counsel satisfactory to the indemnified party and, after notice from the indemnifying party to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will not, as long as it diligently conducts such defense, be liable to the indemnified party under this [Section 8.4.3] for any fees of other counsel or any other expenses with respect to the defense of such Proceeding, in each case subsequently incurred by the indemnified party in connection with the defense of such Proceeding, other than reasonable costs of investigation.

8.3.3

If the indemnifying party assumes the defense of a Proceeding:

8.3.3.1

It will be conclusively established for purposes of this Agreement that the claims made in that Proceeding are within the scope of and subject to indemnification;

8.3.3.2

No compromise or settlement of such claims may be effected by the indemnifying party without the indemnified party’s consent unless (A) there is no finding or admission of any violation of Legal Requirements or any violation of the rights of any Person and no effect on any other claims that may be made against the indemnified party, and (B) the sole relief provided is monetary damages that are paid in full by the indemnifying party;

8.3.3.3

And the indemnified party will have no liability with respect to any compromise or settlement of such claims effected without its consent.  If notice is given to an indemnifying party of the commencement of any Proceeding and the indemnifying party does not, within ten (10) days after the indemnified party’s notice is given, give notice to the indemnified party of its election to assume the defense of such Proceeding, the indemnifying party will be bound by any determination made in such Proceeding or any compromise or settlement effected by the indemnified party.

8.3.4

Notwithstanding the foregoing, if an indemnified party determines in good faith that there is a reasonable probability that a Proceeding may adversely affect it or its affiliates other than as a result of monetary damages for which it would be entitled to indemnification under this Agreement, the indemnified party may, by notice to the indemnifying party, assume the exclusive right to defend, compromise, or settle such Proceeding, but the indemnifying party will not be bound by any determination of a Proceeding so defended or any compromise or settlement effected without its consent (which may not be unreasonably withheld).

8.3.5

Seller hereby consents to the non-exclusive jurisdiction of any court in which a Proceeding is brought against any Indemnified Person for purposes of any claims that an Indemnified Person may have under this Agreement with respect to such Proceeding or the matters alleged therein, and agree that process may be served on Sellers with respect to such a claim anywhere in the world.

8.4

Termination.  This Agreement may, by notice given prior to or at the Closing, be terminated:

8.4.1

By either Seller or Purchaser if a material breach of any provision of this Agreement has been committed by the other party and such breach is not waived;

8.4.2

(i) by Purchaser if any of the conditions in [Section 6] have not been satisfied as of the Closing Date; or (ii) by Seller if any of the conditions in [Section 7] have not been satisfied as of the Closing Date;

8.4.3

By mutual written consent of Purchaser and Seller;

8.4.4

In the event Seller amends any disclosure schedule and Purchaser elects to terminate pursuant to its right set forth in Section .

ARTICLE IX.
MISCELLANEOUS

9.1

Notices.  All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed delivered (i) on next business day if delivered by hand or by telecopier and (ii) on the fifth business day following mailing if by courier or mailed by certified or registered mail, postage prepaid, addressed as follows:

If to the Seller:	If to Purchaser:
Homeland Security Network, Inc. 300 N. Coit Road, Suite 1200, Richardson TX 75080 Fax: (214) 618-6428 Attn: Mr. Peter Ubaldi, President	Monet Acquisitions LLC 2504 Green Oak Drive Carrollton, Texas 75010 Attn: Mr. Jack Takacs, President
With copy to:	With copy to:
Stephen J. Czarnik Cohen & Czarnik LLP 140 Broadway, 36th Floor New York, New York 10005 Fax. (212) 937-3870	Robert Wolin K&L Gates LLP 2828 North Harwood Street; Suite 1800 Dallas, Texas 75201-2139 Fax. (214) 939-4949

9.2

Assignability and Parties in Interest.  This Agreement shall not be assignable by any of the parties hereto without the consent of all other parties hereto; provided, however, that Purchaser may assign this Agreement without consent of the Seller if such assignment is to an Affiliate of the Purchaser.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors.  Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

9.3

Expenses.  Each party shall bear its own expenses and costs, including the fees of any attorney retained by it, incurred in connection with the preparation of the Closing Documents and consummation of the Transaction.

9.4

Governing Law.  This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Texas. Each of the parties hereto consents to the personal jurisdiction of the federal and state courts in the State of Texas in connection with any action arising under or brought with respect to this Agreement.

9.5

Counterparts.  This Agreement may be executed as of the same effective date in one or more counterparts, each of which shall be deemed an original.

9.6

Headings.  The headings and subheadings contained in this Agreement are included solely for ease of reference, and are not intended to give a full description of the contents of any particular Section and shall not be given any weight whatever in interpreting any provision of this Agreement.

9.7

Pronouns, Etc.  Use of male, female and neuter pronouns in the singular or plural shall be understood to include each of the other pronouns as the context requires.  The word “and” includes the word “or”.  The word “or” is disjunctive but not necessarily exclusive.

9.8

Complete Agreement.  This Agreement, the Schedules and Appendices hereto, and the documents delivered pursuant hereto or referred to herein or therein contain the entire agreement between the parties with respect to the Transaction and, except as provided herein, supersede all previous negotiations, commitments and writings.

9.9

Modifications, Amendments and Waivers.  This Agreement shall not be modified or amended except by a writing signed by each of the parties hereto.  Subject to Purchaser’s right to terminate this Agreement without liability to Seller or Company.  Prior to the Closing, the Seller may amend any of the disclosure schedules referenced herein by giving the Purchaser written notice of such amendments.  If such amended disclosures reveal previously undisclosed information about the Company, Purchaser may terminate this Agreement without liability to the Seller.

9.10

Severability.  If any term or other provision of this Agreement is invalid, illegal, or incapable of being enforced by any rule of law or public policy, all other terms and provisions of this Agreement will nevertheless remain in full force and effect so long as the economic or legal substance of the Transaction is not affected in any manner adverse to any party hereto.  Upon any such determination that any term or other provision is invalid, illegal, or incapable of being enforced, the parties hereto will negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in any acceptable manner to the end that the Transaction are consummated to the extent possible.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

PURCHASER:

MONET ACQUISITIONS LLC

By:

Name:

Chris Keefrider

Title:

Chief Financial Officer

SELLER:
HOMELAND SECURITY NETWORK, INC.

By:

Name:

Peter Ubaldi

Title:

President

COMPANY:

AFCO RECEIVABLE FUNDING CORPORATION

By:

Name:

Title:

SCHEDULE 3.2.5

COMPANY’S MATERIAL ASSETS AND PROPERTY

1,000 shares of ACFS common stock, par value $0.01 per share

50,000,000 of AFCO common stock, par value $0.01 per share

SCHEDULE 3.2.13

COMPANY’S INSURANCE POLICIES

none

SCHEDULE 3.3.13

SUBSIDIARIES’ INSURANCE POLICIES

none

SCHEDULE 5.2.1

DIRECTORS OF THE COMPANY UPON CLOSING

Peter Ubaldi